Calculation of Filing Fee Tables
S-3
Forte Biosciences, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock, par value $0.001 per share	457(o)
		Equity	Preferred Stock, par value $0.001 per share	457(o)
		Debt	Debt Securities	457(o)
		Equity	Depositary Shares	457(o)
		Equity	Warrants	457(o)
		Other	Subscription Rights	457(o)
		Other	Purchase Contracts	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 449,279,779.00	0.0001381	$ 62,045.54
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Equity	Common Stock, par value $0.001 per share	415(a)(6)						S-3	333-286226	04/03/2025
Carry Forward Securities		Equity	Preferred Stock, par value $0.001 per share	415(a)(6)						S-3	333-286226	04/03/2025
Carry Forward Securities		Debt	Debt Securities	415(a)(6)						S-3	333-286226	04/03/2025
Carry Forward Securities		Equity	Depositary Shares	415(a)(6)						S-3	333-286226	04/03/2025
Carry Forward Securities		Equity	Warrants	415(a)(6)						S-3	333-286226	04/03/2025
Carry Forward Securities		Other	Subscription Rights	415(a)(6)						S-3	333-286226	04/03/2025
Carry Forward Securities		Other	Purchase Contracts	415(a)(6)						S-3	333-286226	04/03/2025
Carry Forward Securities		Other	Units	415(a)(6)						S-3	333-286226	04/03/2025
Carry Forward Securities	2	Unallocated (Universal) Shelf		415(a)(6)			$ 50,720,221.00			S-3	333-286226	04/03/2025	$ 7,765.00
			Total Offering Amounts:				$ 500,000,000.00		$ 62,045.54
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 62,045.54
Offering Note
[1]	The securities registered hereunder include such indeterminate number of (a) shares of common stock, (b) shares of preferred stock, (c) debt securities, (d) depositary shares, (e) warrants to purchase common stock, preferred stock, debt securities or depositary shares of the registrant, (f) subscription rights to purchase common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities of the registrant, (g) purchase contracts, and (h) units consisting of some or all of these securities, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of shares of common stock and preferred stock as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the registrant's securities that become issuable by reason of any share splits, share dividends or similar transactions. The proposed maximum offering price per security and proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units. The proposed maximum offering amount is estimated solely for the purpose of calculating the registration fee. Subject to Rule 462(b) under the Securities Act, the aggregate maximum offering price of all securities issued by the registrant pursuant to this registration statement will not exceed $500,000,000.

[2]	Pursuant to Rule 415(a)(6) under the Securities Act, securities with a maximum aggregate price of $50,720,221 registered hereunder are unsold securities (the "Unsold Securities") previously covered by the registrant's registration statement on Form S-3 (File No. 333-286226) which was initially filed with the Securities and Exchange Commission on March 28, 2025 and declared effective on April 3, 2025 (the "Prior Registration Statement"), and are included in this registration statement. In connection with the filing of the Prior Registration Statement, the registrant paid a filing fee of $14,259, after fee offsets totaling $31,671 from unused filing fees associated with an expired prior registration statement on Form S-3 filed by the registrant with the Securities and Exchange Commission on May 28, 2021 (the "2025 S-3 Fee") with respect to an aggregate of $300,000,000 of securities (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement). Of the 2025 S-3 Fee, $7,765 is associated with the Unsold Securities. The registrant may continue to offer and sell under the Prior Registration Statement the Unsold Securities being registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this Registration Statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date